NEWS RELEASE

C&J Energy Services Announces First Quarter 2019 Results

HOUSTON, TEXAS, May 7, 2019 – C&J Energy Services, Inc. (“C&J” or the “Company”) (NYSE: CJ) today announced financial and operating results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights and Recent Developments

•	Grew consolidated revenue 4% sequentially to $510.8 million resulting in a net loss of $23.6 million with consolidated Adjusted EBITDA(1) of $49.6 million

•	Increased fracturing utilization resulting in revenue growth of 22% and annualized Adjusted EBITDA per fleet(3) expansion to $10.2 million

•	Improving customer activity levels across our service lines set the stage for expected revenue growth in the second quarter of 2019

First Quarter 2019 Financial Results

(USD in thousands, except per share amounts)
	Three Months Ended			Change
	March 31, 2019	December 31, 2018	March 31, 2018	Sequential	Year-on-year
Revenue	$510,769	$490,644	$553,000	4.1%	(7.6)%
Net income (loss)	(23,573)	(189,527)	20,594	87.6%	(214.5)%
Adjusted net income (loss)(1)	(18,530)	(17,850)	28,584	(3.8)%	(164.8)%
Operating income (loss)	(22,771)	(191,583)	20,342	88.1%	(211.9)%
Adjusted EBITDA(1)	49,557	52,564	78,558	(5.7)%	(36.9)%
EPS	$(0.36)	$(2.87)	$0.31	87.5%	(216.1)%
Adjusted EPS(1)	$(0.28)	$(0.27)	$0.42	(3.7)%	(166.7)%

“The sequential improvement in our consolidated revenue was driven by the strong operational execution of our fracturing business. The momentum from increasing our dedicated fleet count at the end of 2018 positioned us well as we entered the new year. We capitalized on refreshed E&P capital budgets from our customers that drove utilization improvement across our deployed fracturing fleets. This increase in utilization coupled with customer efficiencies resulted in a 22% sequential increase in fracturing revenue with solid improvement in profitability per deployed fleet. As we communicated when announcing our fourth quarter 2018 earnings in late February, our other service lines were negatively impacted by inclement weather and lower activity levels for much of the first quarter. These businesses also experienced varying degrees of pricing pressure, and we had unexpected downtime with several of our large diameter coiled tubing units. Since March, activity levels have been increasing, supported by better weather conditions and growth in the drilling rig count. We currently expect

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to deliver improved sequential results in all of our operating segments in the second quarter. We continue to focus on driving utilization by partnering with high efficiency customers who value our superior service quality and the safety record of our operations. As always, and regardless of market conditions, we are committed to creating long-term value for our shareholders by executing a disciplined capital deployment strategy to achieve superior returns, maintaining a strong balance sheet and generating free cash flow,” commented C&J’s President and Chief Executive Officer, Don Gawick.

For the first quarter of 2019, revenue totaled $510.8 million, a decrease of 7.6% compared to the first quarter of 2018, but an increase of 4.1% compared to the fourth quarter of 2018. We reported a net loss of $23.6 million, or $(0.36) per diluted share, in the first quarter of 2019, which included $3.3 million, or $0.05 per diluted share, of severance and business divestiture costs, as well as $1.7 million, or $0.03 per diluted share, of other non-routine items. This compared to net income of $20.6 million, or $0.31 per diluted share, in the first quarter of 2018, and a net loss of $189.5 million, or $(2.87) per diluted share, in the fourth quarter of 2018, which included a $146.0 million impairment of goodwill and a $21.4 million loss on the retirement of certain assets.

We reported an Adjusted Net Loss(1) of $18.5 million, or $(0.28) per diluted share, for the first quarter of 2019, compared to Adjusted Net Income of $28.6 million, or $0.42 per diluted share, for the first quarter of 2018, and an Adjusted Net Loss of $17.9 million, or $(0.27) per diluted share, in the fourth quarter of 2018. During the first quarter of 2019, Adjusted EBITDA(1) totaled $49.6 million compared to Adjusted EBITDA of $78.6 million in the first quarter of 2018, and Adjusted EBITDA of $52.6 million in the fourth quarter of 2018.

Other Financial Information

Our selling, general and administrative ("SG&A") expense in the first quarter of 2019 was $53.7 million, compared to $65.9 million in the first quarter of 2018, and $49.8 million in the fourth quarter of 2018. The sequential increase in SG&A expense was the result of higher incentive compensation expense including non-cash share-based compensation and higher payroll taxes that are typical during the first quarter.

Depreciation and amortization expense in the first quarter of 2019 was $59.8 million, compared to $46.3 million in the first quarter of 2018, and $63.4 million in the fourth quarter of 2018. The sequential decrease was primarily driven by the disposition of certain assets in the fourth quarter of 2018.

Liquidity and Capital Expenditures

As of March 31, 2019, we had a cash balance of $88.8 million and no borrowings drawn on our credit facility. We exited the first quarter with borrowing capacity of $274.7 million, resulting in $363.5 million of total liquidity as of March 31, 2019. Capital expenditures totaled $48.3 million during the first quarter of 2019, compared to $63.0 million in the first quarter of 2018, and $66.8 million in the fourth quarter of 2018.

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During the first quarter, free cash flow(1) usage totaled $42.7 million mostly to fund capital expenditures and other items that are typical during the first quarter such as annual incentive compensation payments, property taxes and the reset of payroll taxes. In addition, as a result of increased activity levels, our accounts receivable balance increased by $47.8 million, which we expect will result in increased cash conversion in the second quarter, positioning the Company for free cash flow generation in 2019.

Business Segment Results

Completion Services

In our Completion Services segment, we generated first quarter 2019 revenue of $327.1 million, a decrease of 12.6% compared to revenue of $374.1 million generated in the first quarter of 2018, and an increase of 11.5% compared to fourth quarter 2018 revenue of $293.3 million. For the first quarter of 2019, we reported net income of $10.6 million resulting in Adjusted EBITDA(2) of $54.4 million. This is compared to net income of $58.1 million resulting in Adjusted EBITDA of $81.8 million for the first quarter of 2018, and a net loss of $17.0 million, which included a $16.3 million loss on the disposition of certain assets and a $6.1 million inventory reserve largely associated with a previously divested business, resulting in Adjusted EBITDA of $44.2 million for the fourth quarter of 2018.

Revenue and profitability in our Completion Services segment increased sequentially due to the strong performance of our fracturing operations. The operational momentum created by the increase in our dedicated fleet count as we exited 2018, combined with improved customer activity levels and efficiencies in the first quarter, resulted in improved utilization levels and enhanced profitability in our fracturing business. In our wireline and pumpdown businesses, delayed completion activity in our largest operating area that includes the Bakken and the Rocky Mountains, inclement weather in all of our core operating basins, and a more competitive pricing environment resulted in both revenue and profitability decreasing sequentially. With the challenging conditions of the first quarter, we worked to increase efficiencies and streamline costs in our wireline and pumpdown businesses, including reallocating assets to more profitable locations and closing select operating districts in line with our disciplined returns focused strategy.

Well Construction and Intervention Services

In our Well Construction and Intervention Services ("WC&I") segment, we generated first quarter 2019 revenue of $79.1 million, a decrease of 9.5% compared to revenue of $87.4 million generated in the first quarter of 2018, and a decrease of 15.4% compared to revenue of $93.5 million generated in the fourth quarter of 2018. For the first quarter of 2019, we reported a net loss of $3.4 million resulting in Adjusted EBITDA(2) of $6.5 million. This is compared to net income of $5.4 million resulting in Adjusted EBITDA of $16.3 million for the first quarter of 2018, and a net loss of $141.7 million, which included a $146.0 million goodwill impairment charge and a $2.3 million loss on the retirement of certain assets, resulting in Adjusted EBITDA of $15.9 million for the fourth quarter of 2018.

Revenue and profitability decreased sequentially in our WC&I segment primarily due to lower customer activity levels, inclement weather and reduced asset deployment. These factors, together with the lower overall drilling rig count from smaller public and private customers in West Texas and a more competitive pricing environment in West Texas and the Mid-Continent, negatively impacted our cementing business throughout the first quarter. In our coiled tubing business, we experienced unexpected downtime with some of our large diameter units, several of which were warrantied by the manufacturer, and all

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but one returned to service early in the second quarter of 2019. Additionally, slower than expected completion activity levels in South Texas and the Mid-Continent resulted in lower overall utilization in our coiled tubing business during the first quarter.

Well Support Services

In our Well Support Services segment, we generated first quarter 2019 revenue of $104.6 million, an increase of 14.4% compared to revenue of $91.4 million generated in the first quarter of 2018, and an increase of 0.7% compared to revenue of $103.9 million generated in the fourth quarter of 2018. For the first quarter of 2019, we reported a net loss of $4.5 million resulting in Adjusted EBITDA(2) of $7.0 million. This is compared to a net loss of $8.6 million resulting in Adjusted EBITDA of $5.6 million for first quarter of 2018, and a net loss of $4.0 million, which included a $2.8 million loss on the retirement of certain assets, resulting in Adjusted EBITDA of $13.1 million for the fourth quarter of 2018.

Segment revenue was essentially flat, but segment profitability declined sequentially due to inclement weather across our operating basins and higher overall labor costs. In our rig services business, we benefited from the full quarter impact of rate increases implemented in the fourth quarter of 2018, which were offset by multiple instances of harsh weather conditions throughout the back half of the quarter, especially in our largest operating basin of California. Weather-driven delays also inhibited our ability to get equipment to location to meet continued strong customer demand for plug and abandonment services, which resulted in special services revenue and profitability decreasing sequentially. In our fluids management business, customer demand continued to improve, but weather-driven delays in our largest operating basins and higher labor costs caused profitability to decline sequentially.

Forward Outlook

Focusing on the second quarter of 2019, we currently expect improved financial results in each of our operating segments. At the end of the first quarter, we experienced a rebound in activity levels and many of the challenges experienced earlier in the quarter subsided. In our Completion Services segment, customer demand for our fracturing operations is stable, and wireline and pumpdown activity levels have improved nicely off the bottom reached during the first quarter. While the pricing environment remains challenged in our cementing business, we believe the drilling rig count with our smaller public and private customers in West Texas will continue to recover from the low point reached late in the first quarter. Our WC&I segment is expected to also benefit from the deployment of all our large diameter coiled tubing fleet during the second quarter. Now that the seasonally driven weather delays that are typical in both the fourth and first quarters have passed, our Well Support Services segment is experiencing steady customer demand for workover and well maintenance services. Clearly, the outlook is more favorable, and we are well positioned to grow both revenue and profitability across our service lines and for each of our operating segments. With that said, the oilfield services environment remains extremely competitive and customers remain very price sensitive. We will remain focused on the things that we can control and stay committed to generating targeted returns, maintaining capital spending discipline, and generating free cash flow in 2019.

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Conference Call Information

We will host a conference call on Tuesday, May 7, 2019 at 10:00 a.m. ET / 9:00 a.m. CT to discuss our first quarter 2019 financial and operating results. Interested parties may listen to the conference call via a live webcast accessible on our website at www.cjenergy.com or by calling U.S. (Toll Free): 1-855-560-2574 or International: 1-412-542-4160 and asking for the “C&J Energy Services' Earnings Call.” Please dial-in ten to fifteen minutes before the scheduled call time to avoid any delays entering the earnings call. An archive of the webcast will be available shortly after the call on our website at www.cjenergy.com for twelve months following the call. A replay of the call will also be available for one week by calling U.S. (Toll Free): 1-877-344-7529 or International: 1-412-317-0088, using the access code: 10130830.

About C&J Energy Services

C&J Energy Services is a leading provider of well construction and intervention, well completion, well support and other complementary oilfield services and technologies to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties in onshore basins throughout the continental United States. We offer a diverse, integrated suite of services across the life cycle of the well, including hydraulic fracturing, cased-hole wireline and pumpdown, cementing, coiled tubing, rig services, fluids management, other completions logistics, and specialty well site support services. We are headquartered in Houston, Texas and operate across all active onshore basins of the continental United States. For additional information about C&J, please visit www.cjenergy.com.

C&J Energy Services Investor Contact
Daniel E. Jenkins
Vice President – Investor Relations
investors@cjenergy.com
1-713-260-9986

This news release (and any oral statements made regarding the subjects of this release, including those that may be made on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address circumstances, activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. In addition, words such as “anticipate,” “believe,” “ensure,” “expect,” “if,” “once” “intend,” “plan,” “focus,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” variations of such words and similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements contained in this news release, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things: our ability to successfully integrate acquisitions; our operating cash flows, the availability of capital and our liquidity; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

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Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to supply of oil and gas, declining or perceived instability of commodity prices, overcapacity of supply, constrained pipeline capacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which may impact the level of drilling, completion and production activity and spending patterns by our customers; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; pressure on pricing for our services, including due to competition and industry and/or economic conditions, which impacts, among other things, our ability to implement price increases or maintain pricing and margin on our services; the loss of, or interruption or delay in operations by, one or more customers; the failure by one or more of our customers to pay amounts when due, or at all; changes in customer requirements in the markets or industries we serve; costs, delays, compliance requirements and other difficulties in executing our short-and long-term business plans and growth strategies; the effects of recent or future acquisitions or customer opportunities on our business, including our ability to successfully integrate our operations and the costs incurred in doing so and the costs and potential liabilities associated with new or expanded areas of operational risks (such as offshore or international operations); business growth outpacing the capabilities of our infrastructure; the loss of, or interruption or delay in operations by, one or more of our key suppliers, including resulting from product defects, recalls or suspensions; adverse weather conditions in oil and gas producing regions; operating hazards inherent in our industry, including the possibility of accidents resulting in personal injury or death, property damage or environmental damage; the effect of environmental and other governmental regulations on our operations, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our hydraulic fracturing services; the incurrence of significant costs and liabilities resulting from litigation or governmental proceedings; the incurrence of significant costs and liabilities or severe restrictions on our operations or the inability to perform certain operations or provide certain services resulting from a failure to comply, or our compliance with, new or existing regulations; the effect of new or existing regulations, industry and/or commercial conditions on the availability of and costs for raw materials, consumables and equipment; our ability to implement new technologies and services; the loss of, or inability to attract, key management and other competent personnel; a shortage of qualified workers; damage to or malfunction of equipment; our ability to maintain sufficient liquidity and/or obtain adequate financing to allow us to execute our business plan; and our ability to comply with covenants under our credit facility.

C&J cautions that the foregoing list of factors is not exclusive. For additional information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

_________________________

(1)
Adjusted Net Income (Loss) is defined as net income (loss) plus the after-tax amount of acquisition-related costs and other non-routine items. Adjusted Net Income (Loss) per diluted share is calculated as Adjusted Net Income (Loss)

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divided by diluted weighted average common shares outstanding. Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, other income (expense), gain or loss on disposal of assets, acquisition-related costs, non-cash share-based compensation expense and other non-routine items. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, including share repurchase activity. Management believes that Adjusted Net Income (Loss), Adjusted EBITDA on a consolidated basis are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results. Management believes free cash flow is important to investors in that it provides a useful measure to assess management's effectiveness in the areas of profitability and capital management. For a reconciliation of net income (loss) to each of Adjusted Net Income (Loss), Adjusted EBITDA and for a reconciliation of net increases (decreases) in cash and cash equivalents to free cash flow, please see the tables at the end of this press release.

(2)
Adjusted EBITDA at the segment level is not considered to be a non-GAAP financial measure as it is our segment measure of profit or loss and is required to be disclosed under GAAP pursuant to ASC 280. Reconciliations of Adjusted EBITDA from net income at a segment level are being provided as supplemental financial information.

(3)
Adjusted EBITDA per fleet on an annualized basis, is a non-GAAP measure and is defined as (i) the earnings before net interest expense, income taxes, depreciation and amortization, other income (expense), gain or loss on disposal of assets, acquisition-related costs, non-cash share-based compensation expense and other non-routine items for the fracturing product line, (ii) divided by the active fleets per quarter, and then (iii) multiplied by four. Adjusted EBITDA per fleet on an annualized basis is used by management to evaluate the operating performance of the business for comparable periods, and the Company believes it is important as an indicator of operating performance of our fracturing product line because it excludes the effects of the capital structure and certain non-cash items from the fracturing product line’s operating results. For a reconciliation of Adjusted EBITDA per fleet on an annualized basis, please see the tables at the end of this press release.

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenue	$510,769	$490,644	$553,000
Costs and expenses:
Direct costs	416,339	396,642	418,997
Selling, general and administrative expenses	53,684	49,797	65,935
Research and development	1,805	1,438	1,872
Depreciation and amortization	59,756	63,389	46,343
Impairment expense	—	146,015	—
(Gain) loss on disposal of assets	1,956	24,946	(489)
Operating income (loss)	(22,771)	(191,583)	20,342
Other income (expense):
Interest expense, net	(347)	(617)	(428)
Other income, net	465	2,716	620
Total other income (expense)	118	2,099	192
Income (loss) before income taxes	(22,653)	(189,484)	20,534
Income tax expense (benefit)	920	43	(60)
Net income (loss)	$(23,573)	$(189,527)	$20,594
Net income (loss) per common share:
Basic	$(0.36)	$(2.87)	$0.31
Diluted	$(0.36)	$(2.87)	$0.31
Weighted average common shares outstanding:
Basic	65,030	66,138	67,186
Diluted	65,030	66,138	67,266

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,830	$135,746
Accounts receivable, net of allowance of $6,052 at March 31, 2019 and $4,877 at December 31, 2018	355,745	309,104
Inventories, net	61,328	62,633
Prepaid and other current assets	16,749	22,357
Total current assets	522,652	529,840
Property, plant and equipment, net of accumulated depreciation of $375,253 at March 31, 2019 and $320,134 at December 31, 2018	738,590	737,292
Other assets:
Intangible assets, net	112,885	115,072
Deferred financing costs, net of accumulated amortization of $3,174 at March 31, 2019 and $2,932 at December 31, 2018	4,333	4,574
Right-of-use asset, net	27,413	—
Other noncurrent assets	18,583	37,676
Total assets	$1,424,456	$1,424,454
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$146,525	$140,109
Payroll and related costs	40,344	48,873
Accrued expenses	52,224	55,430
Current portion of lease liability	6,834	—
Total current liabilities	245,927	244,412
Long-term lease liability	17,527	—
Other long-term liabilities	26,320	26,713
Total liabilities	289,774	271,125
Commitments and contingencies
Stockholders' equity
Common stock, par value of $0.01, 1,000,000,000 shares authorized, 66,052,053 and 66,120,015 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	661	661
Additional paid-in capital	1,278,493	1,273,524
Accumulated other comprehensive loss	(191)	(148)
Retained deficit	(144,281)	(120,708)
Total stockholders' equity	1,134,682	1,153,329
Total liabilities and stockholders’ equity	$1,424,456	$1,424,454

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net income (loss)	$(23,573)	$20,594
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	59,756	46,343
Provision for doubtful accounts	1,173	1,261
(Gain) loss on disposal of assets	1,956	(489)
Share-based compensation expense	5,852	6,526
Amortization of deferred financing costs	262	147
Right-of-use asset expense	2,194	—
Changes in operating assets and liabilities:
Accounts receivable	(47,773)	(25,683)
Inventories	1,358	(6,184)
Prepaid expenses and other current assets	4,309	4,446
Accounts payable	12,510	16,088
Payroll related costs and accrued expenses	(14,836)	(31,459)
Income taxes	1,320	3,637
Other	229	429
Net cash provided by operating activities	4,737	35,656
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(48,341)	(63,028)
Proceeds from disposal of property, plant and equipment and non-core service lines	904	3,641
Net cash used in investing activities	(47,437)	(59,387)
Cash flows from financing activities:
Financing costs	—	(82)
Employee tax withholding on restricted stock vesting	(883)	(2,185)
Shares repurchased and retired	(3,298)	—
Net cash used in financing activities	(4,181)	(2,267)
Effect of exchange rate changes on cash	(35)	88
Net decrease in cash and cash equivalents	(46,916)	(25,910)
Cash and cash equivalents, beginning of period	135,746	113,887
Cash and cash equivalents, end of period	$88,830	$87,977

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF SG&A TO ADJUSTED SG&A
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
SG&A	$53,684	$49,797	$65,935
Severance and business divestiture costs	(1,079)	—	(4,974)
Restructuring costs and other	(261)	(521)	(623)
Acquisition-related and other transaction costs	—	—	(727)
Legal settlements	(600)	—	(500)
Adjusted SG&A	$51,744	$49,276	$59,111

Revenue	$510,769	$490,644	$553,000
Adjusted SG&A as a percentage of revenue	10.1%	10.0%	10.7%

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED
NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net income (loss)	$(23,573)	$(189,527)	$20,594
Adjustments, net of tax:
Severance and business divestiture costs	3,336	—	6,140
Bad debt reserve	846	—	—
Legal settlements	600	—	500
Impairment expense	—	146,015	—
Asset impairment	—	21,410	—
Inventory reserve	—	6,131	—
Financial restructuring settlement	—	(2,400)	—
Acquisition-related and other transaction costs	—	—	727
Restructuring costs and other	261	521	623
Adjusted net income (loss)	$(18,530)	$(17,850)	$28,584
Depreciation and amortization	59,756	63,389	46,343
(Gain) loss on disposal of assets	1,956	3,536	(489)
Interest expense, net	347	617	428
Other income, net	(465)	(316)	(620)
Income tax expense (benefit)	920	43	(60)
Non-cash share-based compensation, excluding severance	5,573	3,145	4,372
Adjusted EBITDA	$49,557	$52,564	$78,558
Per common share:
Net income (loss) diluted	$(0.36)	$(2.87)	$0.31
Adjusted net income (loss) diluted	$(0.28)	$(0.27)	$0.42

Diluted weighted average common shares outstanding	65,030	66,138	67,266

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF FRACTURING NET INCOME (LOSS) TO FRACTURING ADJUSTED EBITDA
(In thousands, except average active fleet data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018
Fracturing net income (loss)	$10,423	$(19,748)
Adjustments, net of tax:
Depreciation and amortization	29,172	26,107
Loss on disposal of assets	2,058	19,027
Non-cash share-based compensation	209	107
Fracturing adjusted EBITDA	$41,862	$25,493
Average active fleets	16.4	16.3
Annualized Adjusted EBITDA per fleet	$10,210	$6,256

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2019
	Completion Services	WC&I	Well Support Services	Corporate / Elimination	Total
Net income (loss)	$10,603	$(3,374)	$(4,468)	$(26,334)	$(23,573)
Depreciation and amortization	39,837	7,885	10,248	1,786	59,756
(Gain) loss on disposal of assets	2,035	(14)	(64)	(1)	1,956
Interest expense, net	—	—	33	314	347
Other (income) expense, net	184	—	(375)	(274)	(465)
Income tax expense	—	—	—	920	920
Severance and business divestiture costs	1,128	284	1,110	814	3,336
Restructuring costs and other	—	—	—	261	261
Non-cash share-based compensation, excluding severance	1,163	372	504	3,534	5,573
Bad debt reserve	(515)	1,361	—	—	846
Legal settlements	—	—	—	600	600
Adjusted EBITDA	$54,435	$6,514	$6,988	$(18,380)	$49,557

Page	14	of	17

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2018
	Completion Services	WC&I	Well Support Services	Corporate / Elimination	Total
Net loss	$(17,023)	$(141,650)	$(4,013)	$(26,841)	$(189,527)
Depreciation and amortization	37,848	9,952	13,155	2,434	63,389
Impairment expense	—	146,015	—	—	146,015
Loss on disposal of assets	20,202	1,364	3,379	1	24,946
Interest expense, net	—	—	28	589	617
Other (income) expense, net	(3,170)	—	306	148	(2,716)
Income tax expense	—	—	—	43	43
Inventory reserve	6,131	—	—	—	6,131
Non-cash share-based compensation, excluding severance	252	219	275	2,399	3,145
Restructuring costs and other	—	—	—	521	521
Adjusted EBITDA	$44,240	$15,900	$13,130	$(20,706)	$52,564

Page	15	of	17

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2018
	Completion Services	WC&I	Well Support Services		Corporate / Elimination	Total
Net income (loss)	$58,139	$5,351	$(8,583)		$(34,313)	$20,594
Depreciation and amortization	22,872	10,037	12,275		1,159	46,343
Gain on disposal of assets	(364)	(30)	(95)		—	(489)
Interest expense, net	—	5	18		405	428
Other income, net	(68)	(1)	(202)		(349)	(620)
Income tax benefit	—	—	—		(60)	(60)
Severance and business divestiture costs	315	—	1,665		4,160	6,140
Restructuring costs and other	—	—	(59)		682	623
Acquisition-related and other transaction costs	—	639	88		—	727
Non-cash share-based compensation, excluding severance	879	304	506		2,683	4,372
Legal settlements	—	—	—		500	500
Adjusted EBITDA	$81,773	$16,305	$5,613	—	$(25,133)	$78,558

Page	16	of	17

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET DECREASE IN CASH AND CASH EQUIVALENTS TO FREE CASH FLOW USAGE
(In thousands)
(Unaudited)

Three Months Ended
March 31, 2019
Net decrease in cash and cash equivalents	$(46,916)
Share repurchases (1)	3,298
Other financing activities	918
Free Cash Flow usage	$(42,700)
_________________________
(1) Share repurchases were transacted in December 2018 and settled in cash in January 2019.

Page	17	of	17